UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346
(Address of principal executive offices)

Registrant’s telephone number, including area code:   770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On November 17, 2005, CompuCredit Corporation (the “Company”) entered into a Share Lending Agreement with Bear, Stearns International Limited (“BSIL”) and Bear, Stearns & Co. Inc., as agent for BSIL, pursuant to which the Company has agreed to loan to BSIL up to 6,624,275 shares of the Company’s common stock, subject to the obligation of BSIL to return to the Company the shares issued to BSIL (the “Loaned Shares”) at the end of the of thirty-year term of the Share Lending Agreement or earlier upon the occurrence of specified events.  In consideration for the issuance of the Loaned Shares, BSIL will pay to the Company loan fee of $0.001 per share.  BSIL has agreed to use the Loaned Shares for the purpose of directly or indirectly facilitating the hedging of the Company’s convertible notes by the holders thereof or for such other purpose as reasonably determined by the Company.  A copy of the Share Lending Agreement is filed herewith as Exhibit 10.1.

The Loaned Shares will be issued and outstanding for corporate law purposes, and accordingly, the holders of the Loaned Shares will have all of the shareholder rights of a holder of the Company’s common stock, including the right to vote the shares on all matters submitted to a vote of the Company’s shareholders and the right to receive dividends paid or other distributions made on the outstanding shares of Company common stock.  However, under the terms of the Share Lending Agreement, if at any time when there are Loaned Shares outstanding, the Company pays a cash dividend or makes a cash distribution in respect of its outstanding common stock, BSIL will be required to pay to the Company, whether or not BSIL is a holder of any or all of the outstanding Loaned Shares, an amount in cash equal to the cash dividend received by the holders of the Loan Shares.  Similarly, if at any time when there are Loaned Shares outstanding, the Company makes a distribution in respect of its outstanding common stock in property or securities, including any options, warrants, rights or privileges in respect of securities (other than a distribution of common stock, but including any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for common stock), BSIL will be required to deliver to the Company, whether or not BSIL is a holder of any or all of the outstanding Loaned Shares, in kind the property or securities distributed in respect of the Loaned Shares.

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Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Share Lending Agreement set forth in response to Item 1.01 above is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On November 18, 2005, the Company issued press releases regarding the pricing of its Convertible Senior Notes due 2035 and the public offering of its common stock.  Copies of the press releases are included as Exhibits 99.1 and 99.2 and incorporated by reference into this Item 7.01.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 10.1            Share Lending Agreement, dated as of November 17, 2005

Exhibit 99.1            Press Release issued November 18, 2005 regarding Pricing of Convertible Senior Notes due 2035.

Exhibit 99.2            Press Release issued November 18, 2005 announcing Public Offering of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: November 22, 2005	By:	/s/ J.Paul Whitehead, III
J.Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

November 22, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

10.1	Share Lending Agreement	X
99.1	Press Release issued November 18, 2005 regarding Pricing of Convertible Senior Notes.	X
99.2	Press Release issued November 18, 2005 announcing Public Offering of Common Stock	X

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